Kramer, Levin, Naftalis & Frankel
                                919 THIRD AVENUE
                          NEW YORK, N.Y. 10022 - 3852

                                (212) 715 - 9100

Arthur H. Aufses III     Richard Marlin                  Sherwin Kamin
Thomas D. Balliett       Thomas E. Molner                Arthur B. Kramer
Jay G. Baris             Thomas H. Moreland              Maurice N. Nessen
Saul E. Burian           Ellen R. Nadler                 Founding Partners
Barry Michael Cass       Gary P. Naftalis                     Counsel
Thomas E. Constance      Michael J. Nassau                    --------
Michael J. Dell          Michael S. Nelson               Martin Balsam
Kenneth H. Eckstein      Jay A. Neveloff                 Joshua M. Berman
Charlotte M. Fischman    Michael S.oberman               Jules Buchwald
David S. Frankel         Paul S. Pearlman                Rudolph De Winter
Marvin E. Frankel        Susan J. Penry-williams         Meyer Eisenberg
Alan R. Friedman         Bruce Rabb                      Arthur D. Emil
Carl Frischling          Allan E. Reznick                Maxwell M. Rabb
Mark J. Headley          Scott S. Rosenblum              James Schreiber
Robert M. Heller         Michele D. Ross                      Counsel
Philip S. Kaufman        Max J. Schwartz                      -------
Peter S. Kolevzon        Mark B. Segall                  M. Frances Buchinsky
Kenneth P. Kopelman      Judith Singer                   Debora K. Grobman
Michael Paul Korotkin    Howard A. Sobel                 Christian S. Herzeca
Kevin B. Leblang         Steven C. Todrys                Pinchas Mendelson
David P. Levin           Jeffrey S. Trachtman            Lynn R. Saidenberg
Ezra G. Levin            D. Grant Vingoe                 Jonathan M. Wagner
Larry M. Loeb            Harold P. Weinberger            Special Counsel
Monica C. Lord           E. Lisk Wyckoff, Jr.                 -------

                                                                    FAX
                                                              (212) 715-8000

                                                                    ---
                                                          WRITER'S DIRECT NUMBER
                                                              (212)715-9100

                                                              -------------

                               December 17, 1996

The FBR Family of Funds
Potomac Tower
1001 Nineteenth Street North
Arlington, Virginia 22209

                    Re:  The FBR Family of Funds
                         -----------------------

Dear Ladies/Gentlemen:

         We have acted as counsel for The FBR Family of Funds, a Delaware business trust (the "Fund"), in connection with the proposed public offering of shares of beneficial interest, no par value (the "Shares") of its FBR Small Cap Financial Fund series, FBR Financial Services Fund series, FBR Small Cap Growth/Value Fund series and FBR Information Technologies Fund series pursuant to a registration statement on Form N-1A (File No. 333-05675) (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended.

         We have reviewed the Fund's Certificate of Trust, its Delaware Trust Instrumeny and its ByLaws, resolutions of the Board of Trustees of the Fund, and the Registration Statement (including exhibits thereto). We have also made such inquires and have examined originals, certified copies or copies otherwise identified to our satisfaction of such documents, records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion. For purposes of such examination, we have assumed the genuineness of all signatures on original documents and the conformity to the original documents of all copies submitted.

         We are members of the Bar of the State of New York and do not hold ourselves out as experts as to the law of any other state or jurisdiction. We have received and relied upon an opinion from Morris, Nichols, Arsht & Tunnell, Special Delaware Counsel, a copy of which is attached herewith, concerning the organization of the Fund and the authorization and issuance of the Shares.

         Based upon and subject to the foregoing, we are of the opinion, and so advise you as follows:

          i. The Fund is duly organized and validly existing as a business trust in good standing under the laws of the State of Delaware.

          ii. The shares of FBR Small Cap Financial Fund series Shares, FBR Financial Services Fund series Shares, FBR Small Cap Growth/Value Fund series Shares and FBR Information Technologies Fund series Shares of the Fund to be offered for sale pursuant to the Prospectus are duly authorized and, when sold, issued and paid for as contemplated by the will be fully paid and nonassessable.

               We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                   Very truly yours,


                                                   /s/Kramer, Levin, Naftalis &
                                                      Frankel
                                                   ----------------------------